 EX‑35.21

(logo) PACIFIC LIFE

Annual Statement as to Compliance

Houston Galleria Mall Trust 2015-HGLR,

Commercial Mortgage Pass-Through Certificates

Series 2015-HGLR

We, the undersigned officers, on behalf of Pacific Life Insurance Company, as Special Servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

We have reviewed the Certifying Servicer's activities for the year ended December 31, 2016 (the "Reporting Period") and the Certifying Servicer's performance under the Trust and Servicing Agreement, dated as of March 30, 2015 (the "Agreement"); and

To the best of our knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Date: March 3, 2017

PACIFIC LIFE INSURANCE COMPANY, as Special

Servicer

By: /s/ Michelle Stickles

Name: Michelle Stickles

Title: VP, Asset Management

By: /s/ L. Lisa Fields

Name: L. Lisa Fields

Title: Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

700 Newport Center Drive, Newport Beach, California 92660-6307, Telephone (949) 219-3011